Exhibit 10.4(H)

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH STATE SECURITIES LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO ISSUER THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS.

WORLDSPACE, INC.

COMMON STOCK PURCHASE WARRANT

This certifies that, for good and valuable consideration, WorldSpace, Inc., a Delaware corporation (the “Company”), grants to XM Satellite Radio Holdings Inc., a Delaware corporation with its principal offices located at 1500 Eckington Place, N.E., Washington, DC 20002 (“XM” or the “Warrantholder”), the right to subscribe for and purchase from the Company shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), subject to the terms, conditions and adjustments herein set forth.

Certain capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Section 11.

Certificate No. 1

Name of Initial Warrantholder: XM Satellite Radio Holdings Inc.

Number of Shares: the number of Warrant Shares set forth in Section 1 hereof.

1.	Number of Warrant Shares; Exercise Price.

Subject to the terms, conditions and adjustments set forth in Section 7 and elsewhere herein, this Warrant grants the Warrantholder the right to purchase at the Exercise Price a number of shares of Class A Common Stock (the “Warrant Shares”) equal to $37.5 million divided by either the IPO Price or, if a Qualified IPO has not occurred on or before the first anniversary of the date hereof, $16 per share.

2.	Other Warrant Terms.

2.1	Exercisability of Warrant. This Warrant shall first become exercisable (“vest”) in installments as follows, which may occur in any order and at any time during the term of this Warrant: (i) upon the Company obtaining an Operational Chipset developed with substantial support from XM under the Cooperation Agreement, the right to exercise this Warrant shall vest in respect of, and this Warrant shall become exercisable for, one half of the Warrant Shares; and (ii) upon the Company designing for deployment a terrestrial repeater network utilizing and relying to a substantial extent on XM software, XM know-how in utilizing the software of others or XM support personnel under the Cooperation Agreement, the right to exercise this Warrant shall vest in respect of, and this Warrant shall become exercisable for, one half of the Warrant Shares. For the avoidance of doubt, the Company reserves the right to operate its business and make all decisions relating to its management, policies and operations (including any decision to enter into any agreement) in its sole discretion, and nothing herein shall obligate the Company to operate its business or make any decision in any manner designed to ensure that any portion of this Warrant vests.

2.2	Duration and Exercise of Warrant. Subject to the terms and conditions set forth herein, including Section 2.1, the Warrant may be exercised, in whole or in part, in respect of the Warrant Shares prior to the Expiration Date by the Warrantholder by:

(a)	the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day prior to the Expiration Date; and

(b)	the delivery of payment to the Company, for the account of the Company of the Exercise Price for the number of Warrant Shares specified in the Exercise Form, payable in lawful money of the United States of America by wire transfer of immediately available funds in accordance with wire instructions that shall be provided by the Company upon request.

The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid.

2.3	Conditions to Share Issuance. Notwithstanding anything to the contrary herein, if the sale of the Warrant Shares to be received upon exercise of this Warrant has not been registered under the Securities Act, the issuance of such shares shall be conditioned upon delivery to the Company of a written certification in substantially the form of the certification attached hereto as Exhibit B, or, at the Warrantholder’s election, the delivery to the Company of an opinion of counsel, which opinion shall be reasonably satisfactory to the Company, that such shares may be issued without registration under the Securities Act. Issuance of Warrant Shares shall also be conditioned upon receipt of any applicable approval of any

Governmental Authority having jurisdiction over the proposed issuance, including, but not limited to, any approval required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or from the FCC (including if such exercise would result in any change of control subject to FCC approval). The cost of such approvals, certificate, or legal opinion, if required, shall be borne by the Company, and the Company and the Warrantholder will use commercially reasonable efforts to obtain the same. In the event that the FCC shall object to the proposed exercise of the Warrant, then the Company, at its expense, shall use commercially reasonable efforts to obtain FCC approval to permit such exercise as promptly as practicable.

2.4	Warrant Shares Certificate. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within five Business Days after receipt of the Exercise Form and receipt of payment of the purchase price. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new warrant evidencing the rights to purchase the remaining Warrant Shares, which new warrant shall in all other respects be identical with this Warrant.

2.5	Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any documentary, stamp or similar stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

2.6	Net Issue Election. The Warrantholder may elect to receive, without the payment by the Warrantholder of any additional consideration, Warrant Shares equal to the value of this Warrant or any portion of this Warrant by the surrender of this Warrant or such portion to the Company, with the net issue election notice attached hereto as Exhibit C duly executed, delivered during normal business hours on any Business Day on or before the Expiration Date (the date of delivery of such election being referred to herein as the “Net Issue Election Date”) at the office of the Company. Upon such election made by the Warrantholder, the Company shall issue to the Warrantholder such number of fully paid and nonassessable Warrant Shares as is computed using the following formula:

X = Y (A-B)/A

where:

X = the number of Warrant Shares to be issued to the Warrantholder.

Y = the number of Warrant Shares covered by this Warrant in respect of which the net issue election is made.

A = the Fair Market Value of one Warrant Share on the Business Day prior to the Net Issue Election Date.

B = the Exercise Price in effect under this Warrant on the Net Issue Election Date.

3.	Restrictions on Transfer; Divisibility of Warrant; Restrictive Legends.

3.1	(a) This Warrant may not be transferred by the Warrantholder, except with the written consent of the Company; provided that the Warrantholder may transfer to any successor to or any wholly-owned subsidiary of XM or such successor without the prior written consent of the Company.

(b) Subject to the provisions of this Section, upon surrender of this Warrant to the Company with a duly executed Assignment Form and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee named in such Assignment Form, and this Warrant shall promptly be canceled. Prior to any proposed transfer (whether as the result of a partial exercise or otherwise) of this Warrant, such Warrantholder shall give written notice to the Company of such Warrantholder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and, if requested by the Company, shall be accompanied by a written opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company, to the effect that the proposed transfer of this Warrant may be effected without registration under the Securities Act and applicable state securities laws. The term “Warrant” as used herein shall be deemed to include any Warrants issued in substitution or exchange for this Warrant in accordance with the terms and conditions herein set forth.

3.2	Restrictive Legends.

(a)	Except as otherwise permitted by this Section, this Warrant and any Warrant issued upon the direct or indirect transfer of this Warrant or any portion thereof pursuant to Section 3.1 shall (and each Warrant issued in substitution for any Warrant pursuant to Section 5 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OR SUCH STATE SECURITIES LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO THE ISSUER, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS.

(b)	Except as otherwise permitted by this Section, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH STATE SECURITIES LAWS OR (B) UPON RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS.

(c)	Notwithstanding paragraphs (a) and (b) of this Section 3.2, the Warrantholder may require the Company to issue to the Warrantholder a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if either (i) the resale of such Warrant or such Warrant Shares, as the case may be, has been registered on a registration statement filed under the Securities Act, provided that the Warrantholder agrees to sell such Warrant or Warrant Shares only pursuant to an effective such registration statement or (ii) the Warrantholder has delivered to the Company an opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company, to the effect that such registration is not required with respect to the resale of such Warrant or such Warrant Shares, as the case may be.

4.	Reservation and Registration of Shares, Etc.

The Company covenants and agrees as follows:

(a)	all Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid, and nonassessable, not subject to any preemptive rights, and free from all taxes and Liens, with respect to the issue thereof; and

(b)	the Company will, from time to time, take all such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price;

(c)	the Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Class A Common Stock or its authorized and issued Class A Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of vested Warrants, the number of shares of Class A Common Stock which may then be deliverable upon the exercise of all outstanding vested Warrants; and

(d)	The Warrantholder will have such registration rights as provided under the Registration Rights Agreement.

5.	Loss or Destruction of Warrant.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

6.	Ownership of Warrant.

The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer in accordance with Section 3.1.

7.	Certain Adjustments

7.1	Dilution Protection. If and whenever on or after the consummation of a Qualified IPO, the Company issues or sells, or in accordance with this Section 7.1 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Security or any shares of Common Stock issued or sold or deemed to have been issued or sold by the Company in each case solely in connection with any Excluded Security) for a consideration per share less than a price (the “Post-Qualified IPO Applicable Price”) equal to the Fair Market Value of the Common Stock (the foregoing issuance, a “Post-Qualified IPO Dilutive Issuance”), then immediately after such Post-Qualified IPO Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the product of (i) the Exercise Price in effect immediately prior to such issuance or sale and (ii) the quotient determined by dividing (A) the sum of (1) the product derived by multiplying the Post-Qualified IPO Applicable Price and the number of shares of Common Stock Deemed Outstanding immediately prior to such Post-Qualified IPO Dilutive Issuance plus (2) the consideration, if any, received by the Company upon such Post-Qualified IPO Dilutive Issuance, by (B) the product derived by multiplying (1) the Post-Qualified IPO Applicable Price by (2) the number of shares of Common Stock Deemed Outstanding immediately after such Post-Qualified IPO Dilutive Issuance. For purposes of determining the adjusted Exercise Price under this Section 7.1, the following shall be applicable:

(a)	Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Post-Qualified IPO Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7.1(a), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock (A) upon granting or sale of the Option, (B) upon exercise of the Option and (C) upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(b)	Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Post-Qualified IPO Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 7.1(b), the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock (A) upon the issuance or sale of the Convertible Security and (B) upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7.1, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

(c)	Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7.1(c), if the terms of any Option or Convertible Security that was outstanding as of the date hereof are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made (x) pursuant to this Section 7.1(c) if an adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 7.1 in connection therewith or (y) if such adjustment would result in an increase of the Exercise Price then in effect.

(d)	Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the closing sale price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Warrantholder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Warrantholder. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(e)	Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(f)	Adjustment in Number of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to this Section 7.1, this Warrant shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) equal to the product of (i) the number of Warrant Shares previously issuable upon exercise of this Warrant by payment of the Exercise Price prior to adjustment, and (ii) a fraction, the numerator of which is the Exercise Price prior to adjustment, and the denominator of which is the adjusted Exercise Price.

(g)	Other Events. If any event occurs of the type contemplated by the provisions of this Section 7.1 but not expressly provided for by such provisions (including without limitation the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors of the Company shall in good faith make an appropriate adjustment in the Exercise Price so as to protect the rights of the Warrantholder under this Warrant.

7.2	The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

(a)	Stock Dividends. If at any time after the date of the issuance of this Warrant (i) the Company shall fix a record date for the issuance of any stock dividend (on the Common Stock) payable in shares of Common

Stock; or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of shares to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of shares of Common Stock that the Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

(b)	Combination of Stock. If the number of shares of Common Stock outstanding at any time after the date of the issuance of this Warrant shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that the Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

(c)	Reorganization, etc. If any capital reorganization of the Company, any reclassification of the Common Stock, any consolidation of the Company with or merger of the Company with or into any other Person, or any sale or lease or other transfer of all or substantially all of the assets of the Company to any other Person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities, cash or assets (whether such stock, other securities, cash or assets are issued or distributed by the Company or another Person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant, the Warrantholder shall have the right to receive the kind and amount of stock, other securities, cash or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that the Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. If the Company effects any such consolidation, merger or sale, lease or other transfer, the Company shall ensure that prior to, or simultaneously with, the consummation thereof, the successor Person (if other than the Company) resulting from such consolidation or merger, or such Person purchasing, leasing or otherwise acquiring such assets, shall assume, by written instrument, the obligation to deliver to the Warrantholder the shares of stock, securities or assets to which, in accordance with the foregoing provisions, the Warrantholder may be entitled and all other obligations of the Company under this Warrant. The provisions of this paragraph (c) shall apply to successive reorganizations, reclassifications, consolidations, mergers, sales, leasing transactions and other transfers.

(d)	Distributions to all holders of Common Stock. If the Company shall, at any time after the date of issuance of this Warrant, fix a record date to distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or cash or other assets or rights or warrants to subscribe for or purchase any of its securities, then the Warrantholder shall be entitled to receive, upon exercise of this Warrant, that portion of such distribution to which it would have been entitled had the Warrantholder exercised its Warrant immediately prior to the date of such distribution. At the time it fixes the record date for such distribution, the Company shall allocate sufficient reserves to ensure the timely and full performance of the provisions of this Subsection. The Company shall promptly (but in any case no later than five Business Days prior to the record date of such distribution) give notice to the Warrantholder that such distribution will take place.

(e)	Fractional Shares. No fractional shares of Class A Common Stock or scrip shall be issued to the Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Class A Common Stock that would otherwise be issuable to the Warrantholder, the Company will pay to the Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Fair Market Value per share of Class A Common Stock.

(f)	Carryover. Notwithstanding any other provision of this Section 7, no adjustment shall be made to the number of shares of Class A Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 0.10% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 0.10% or more of the number of shares to be so delivered.

(g)	Exercise Price Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted as provided in Section 7.2, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

(h)	Certain Events. If any event occurs of the type contemplated by the provisions of this Section 7.2 but not expressly provided for by such provisions, then the Board of Directors of the Company shall in good faith make an appropriate adjustment in the Exercise Price so as to protect the rights of the Warrantholder under this Warrant.

7.3	Rights Offering. In the event the Company shall effect an offering of Common Stock pro rata among its stockholders, the Warrantholder shall be entitled to elect to participate in each and every such offering as if this Warrant had been exercised immediately prior to each such offering. The Company shall promptly (but in any case no later than five Business Days prior to such rights offering) give notice to the Warrantholder that such rights offering will take place. The Company shall not be required to make any adjustment with respect to the issuance of shares of Common Stock pursuant to a rights offering in which the holder hereof elects to participate under the provisions of this Section 7.3.

7.4	Notice of Adjustments. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company at its expense shall promptly give to the Warrantholder notice of such adjustment or adjustments and a certificate of the independent public accountants regularly employed by the Company or a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (which shall be appointed at the Company’s expense) setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

7.5	Notice of Extraordinary Corporate Events. In case the Company after the date hereof shall propose to (i) distribute any dividend (whether stock or cash or otherwise) to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options, or (iii) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), any capital reorganization, any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), any sale or lease or transfer or other disposition of all or substantially all of its property, assets and business, or the liquidation, dissolution or winding up of the Company, then, in each such case, if any portion of the Warrant has vested, the Company shall give to the Warrantholder notice of such proposed action, which notice shall specify the date on which (a) the books of the Company shall close, or (b) a record shall be taken for determining the holders of Common Stock entitled to receive such stock dividends or other distribution or such rights or options, or (c) such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date, if any, as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action. Such notice shall be given in the case of any action covered by clause (i) or (ii) above at least ten days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, or in the case of any action covered by clause (iii) above at least 30 days prior to the date upon which such action takes place and 20 days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

7.6	Effect of Failure to Notify. Failure to file any certificate or notice or to give any notice, or any defect in any certificate or notice pursuant to Sections 7.4 and 7.5 shall not affect the legality or validity of the adjustment to the Exercise Price, the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

8.	Reports Under Securities Exchange Act of 1934. With a view to making available to the Warrantholder the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Warrantholder to sell Warrant Shares to the public without registration (“Rule 144”), the Company agrees, at all times after a Qualified IPO when the Warrantholder may need to rely on Rule 144 to sell such securities to the public without registration, to:

(a)	make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

(b)	file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)	furnish to the Warrantholder so long as the Warrantholder owns this Warrant, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Warrantholder to sell such securities without registration.

9.	Amendments. Any provision of this Warrant may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent or approval of the Company and the Warrantholder. Any amendment or waiver effected in accordance with this Section shall be binding upon the Warrantholder and the Company.

10.	Expiration Date. Subject to Section 2.2, the obligation of the Company to issue shares pursuant to the exercise of this Warrant shall expire on the Expiration Date.

11.	Definitions.

As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

Affiliate: with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, for so long as such Person remains so associated to the specified Person.

Approved Stock Plan: any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer, director or consultant for services provided to the Company.

Assignment Form: an instrument of transfer of a warrant in the form annexed hereto as Exhibit D.

Business Day: any day other than a Saturday, Sunday or a day on which banks are required or authorized by law to close in The City of New York, State of New York.

Bylaws: the bylaws of the Company, as the same may be amended and in effect from time to time.

Certificate of Incorporation: the Certificate of Incorporation of the Company, as the same may be amended and in effect from time to time.

Class A Common Stock: the meaning specified on the cover of this Warrant.

Class B Common Stock: the Class B common stock, par value $.01 per share, of the Company.

Common Stock: the Class A Common Stock and Class B Common Stock.

Common Stock Deemed Outstanding: at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 7.1(a) and 7.1(b) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time.

Company: the meaning specified on the cover of this Warrant.

Contractual Obligation: as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

Convertible Securities: any stock or securities (other than Options), including the Notes, directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

Cooperation Agreement: the Satellite Radio Cooperation Agreement, dated the date hereof, by and between the Company, XM Satellite Radio Inc. and XM.

Exchange Act: the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to a comparable section, if any, of any such similar Federal statute.

Excluded Securities: any Common Stock issued or issuable: (a) in connection with any Approved Stock Plan; (b) upon conversion of the Notes, this Warrant or warrants issued and outstanding as of the date hereof; (c) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the Company of at least $75,000,000 (other than an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act (unless such offering is executed on an “agency” basis pursuant to which an underwriter makes unsolicited sales of Class A Common Stock solely through the principal security exchange or trading market of the Class A Common Stock, in which case such equity sales would be permitted) and “equity lines”); (d) upon conversion of any Options or Convertible Securities set forth on Schedule 3.2(e) to the Securities Purchase Agreement and which are outstanding as of the Closing (as defined in the Securities Purchase Agreement), provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Closing Date; and (e) to a Strategic Investor.

Exercise Form: a request to exercise this Warrant in respect of some or all of the Warrant Shares in the form annexed hereto as Exhibit A.

Exercise Price: the IPO Price, or if a Qualified IPO has not occurred on or before the first anniversary of the date hereof, $16 per share.

Expiration Date: the earlier of the third anniversary of the closing of a Qualified IPO and the fourth anniversary of the date hereof.

Fair Market Value: With respect to a share of Common Stock as of a particular date:

(i)	if the Common Stock is registered under the Exchange Act, (a) the average of the daily closing sales prices of the Common Stock for the 10 consecutive trading days immediately preceding such date, or (b) if the securities have been registered under the Exchange Act for less than 10 consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of (a) and (b), as certified by the Chief Financial Officer of the Company; or

(ii)	If the Common Stock is not registered under the Exchange Act, then the Fair Market Value shall be as reasonably determined in good faith by the Board of Directors of the Company or a duly appointed committee thereof (which determination shall be reasonably described in the written notice given to the Warrantholder); provided, however, that if the Warrantholder reasonably objects to such determination of Fair Market Value by the Board of Directors or a duly appointed committee thereof, then such determination shall at the Company’s expense be referred to an unaffiliated investment banking firm of national reputation whose determination shall be final and binding upon the parties.

For the purposes of clause (i) of this definition, the closing sales price for each such trading day shall be: (1) in the case of a security listed or admitted to trading on any United States national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day; (2) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company; (3) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each Business Day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported; and (4) if there are no bid and asked prices reported during the 30 days prior to the date in question, the Fair Market Value shall be determined as if the securities were not registered under the Exchange Act.

FCC: the Federal Communications Commission.

Governmental Authority: the government of any nation, state, city, locality or other political subdivision of any thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government or any international regulatory body having or asserting jurisdiction over a Person, its business or its properties.

IPO Price: the public offering price per share of a Qualified IPO.

Lien: any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), charges, restriction or other security interest of any kind or nature whatsoever.

Notes: the Company’s Convertible Notes due December 31, 2014.

Operational Chipset: a radio chipset which is (1) included in radios sold to subscribers, (2) has been licensed or otherwise provided to one or more manufacturers as a model or prototype for manufacturing chipsets in significant quantities, or (3) has been licensed to any third party for use in or in connection with such third party’s products or services.

Options: any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

Person: any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

Qualified IPO: the Company’s sale of its shares of Class A Common Stock in a firm commitment, fully underwritten public offering conducted in the United States through a nationally recognized investment banking firm and pursuant to a registration statement under the Securities Act, the public offering price of which was not less than $7.50 per share, the gross proceeds of which to the Company (before underwriting discounts, commissions and fees) exceeds $100,000,000 and after which the shares of Class A Common Stock are listed either on The New York Stock Exchange, Inc. or admitted for trading on the Nasdaq National Market.

Registration Rights Agreement: the Registration Rights Agreement, dated the date hereof, by and between the Company and XM.

Requirement of Law: as to any Person, any law, treaty, rule, regulation, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated hereby.

Rule 144: the meaning specified in Section 8 of this Warrant.

SEC: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

Securities Act: the meaning specified on the cover of this Warrant, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act, shall include a reference to the comparable section, if any, of any such similar Federal statute.

Securities Purchase Agreement; that certain Purchase Agreement, dated the date hereof, by and between the Company and XM.

Strategic Investor: an operating entity (or any subsidiary thereof) that, as a substantial part of an investment in the Common Stock (or instruments convertible or exchangeable for Common Stock), enters into a substantive agreement with the Company that: (i) provides the Company with operating expertise or technology, or (ii) provides assistance to the Company with, or for the parties to cooperate in, the development, improvement or production of any technology, service or product to be offered, produced or used by the Company, or (iii) provides the Company with marketing services or access to marketing expertise, or (iv) provides substantive assistance to the Company with, or for the parties to cooperate in, the introduction or expansion of the Company’s services, products or technology in any geographic or business market.

Warrant Shares: the meaning specified on the cover of this Warrant.

Warrantholder: XM (for so long as XM holds any interest in the Warrant) and any transferee or transferees of XM’s rights in the Warrant in accordance with Section 3 hereof (for so long as such transferee holds such rights).

12.	No Impairment. The Company shall not by any action, including, without limitation, amending its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such reasonable actions as may be necessary or appropriate to protect the rights of the Warrantholder against impairment. Without limiting the generality of the foregoing, the Company shall (a) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Class A Common Stock upon the exercise of this Warrant, and (b) provide reasonable assistance to the Warrantholder in obtaining all authorizations, exemptions or consents from any Governmental Authority which may be necessary in connection with the exercise of this Warrant.

13.	Miscellaneous.

13.1	Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to the Warrant.

13.2	Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective heirs, legal representatives, permitted successors and permitted assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any Person other than the Company and the Warrantholder, or their respective heirs, legal representatives, permitted successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

13.3	Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

13.4	Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

13.5	Further Assurances. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Warrant.

13.6	Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if (i) delivered personally or (ii) sent by facsimile on a Business Day with receipt confirmed or recognized overnight courier or by United States first class certified mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

if to the Company, addressed to:

WorldSpace, Inc.

2400 N Street, NW

Washington, DC 20037

Attention: Donald J. Frickel, Esq.

Fax: (202) 969-6560

if to the Warrantholder, addressed to:

XM Satellite Radio Holdings Inc.

1500 Eckington Place, N.E.

Washington, DC 20002

Attention: Joseph M. Titlebaum, Esq.

Fax: (202) 380-4534

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received (a) on the date of delivery thereof, if delivered personally or sent by facsimile, (b) on the second Business Day following delivery into the custody of an overnight courier service, if sent by overnight courier, provided that such delivery is made before such courier’s deadline for next-day delivery, or (c) on the third Business Day after the mailing thereof.

13.7	Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

13.8	Governing Law. This Warrant shall be deemed to be a contract made under the laws of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to such agreements made and to be performed entirely within such State, except that all matters relating to issuances of stock shall be governed by Delaware General Corporation Law.

13.9	No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be deemed to confer upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

13.10	Representations of the Company. The Company hereby represents and warrants, as of the date hereof, to the Warrantholder as follows:

(a)	Corporate Existence and Power. The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is engaged; and (iii) has the corporate power and authority to execute, deliver and perform its obligations under this Warrant. The Company is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the conduct of its business or the nature of the property owned requires such qualification, except where the failure to qualify would not, individually or in the aggregate, result in a material adverse effect on the business, operations, affairs, assets, liabilities, financial condition or properties of the Company and its subsidiaries, taken as a whole.

(b)	Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Warrant and the transactions contemplated hereby, including, without limitation, the sale, issuance and delivery of the Warrant Shares, (i) have been duly authorized by all necessary corporate action of the Company; (ii) do not contravene the terms of the Certificate of Incorporation or Bylaws; and (iii) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Company or any Requirement of Law applicable to the Company. No event has occurred and no condition exists which, upon notice or the passage of time (or both), would constitute a default under any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or other material agreement of the Company or the Certificate of Incorporation or Bylaws.

(c)	Issuance of Warrant Shares. The Warrant Shares have been duly authorized and reserved for issuance. When issued, such shares will be validly issued, fully paid and non-assessable, and free and clear of all Liens and preemptive rights, and the holders thereof shall be entitled to all rights and preferences accorded to a holder of Class A Common Stock.

(d)	Binding Effect. This Warrant has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

WORLDSPACE, INC.

By:	/S/ ANDENET T. RAS-WORK
Name:	Andenet T. Ras-Work
Title:	COO

Dated: As of July 18, 2005

Attest:

By:	/S/ SIGNATURE ILLEGIBLE

Exhibit A

EXERCISE FORM

(To be executed upon exercise of this Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase              shares of Class A Common Stock and herewith tenders payment for such Class A Common Stock to the order of WorldSpace, Inc. in the amount of $            , which amount includes payment of the par value for the Class A Common Stock, in accordance with the terms of this Warrant. The undersigned requests that a certificate for such shares of Class A Common Stock be registered in the name of and that such certificate be delivered to                 whose address is                                .

Dated:

Signature:

(Print Name)

(Street Address)

(City) (State) (Zip Code)

Signed in the Presence of:

Exhibit B

CERTIFICATION FORM

The undersigned hereby certifies to WorldSpace, Inc. that he, she or it is:

(a)	an “accredited investor” as that term is defined in Regulation D promulgated pursuant to the Securities Act or any successor regulation, as such provisions may be in effect on the date hereof;

(b)	is knowledgeable, sophisticated and experienced in business and financial matters and in securities similar to the Class A Common Stock; is aware of the limitation on the transfer of the Class A Common Stock imposed by applicable securities laws and any limitations on transfer imposed by contracts with the Company or others; and has had access to, or been furnished with, all information about the Class A Common Stock and the Company deemed necessary; and has concluded that he, she or it has the ability to bear the economic risk of the investment in the Class A Common Stock and to afford the complete loss of such investment; and

(c)	has not been offered or been sold the Class A Common Stock by means of any form of general solicitation or advertisement.

IN WITNESS WHEREOF, the undersigned has executed this CERTIFICATION this      day of                 .,             .

Signature:

(Print Name)

(Street Address)

(City) (State) (Zip Code)

Signed in the Presence of:

Exhibit C

FORM OF NET ISSUE ELECTION

(To be signed only on net issue exercise of the Warrant)

The undersigned, the holder of this Warrant, hereby irrevocably elects to exercise this Warrant with respect to              of the shares of Class A Common Stock of WorldSpace, Inc., covered by this Warrant, pursuant to the net issuance provisions set forth in Section 2.6 of this Warrant, and requests that the certificates for the number of shares of Class A Common Stock issuable pursuant to said Section 2.6 after application of the net issuance formula to such          shares be issued in the name of, and delivered to                         , federal taxpayer identification number                         , whose address is                                         .

Dated:

Signature

(Print Name)

(Street Address)

(City) (State) (Zip Code)

Signed in the Presence of:

Exhibit D

FORM OF ASSIGNMENT

(To be executed only upon transfer of this Warrant)

For value received, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto                              the right represented by such Warrant to purchase                              of the shares of Class A Common Stock of WorldSpace, Inc. to which such Warrant relates and all other rights of the Warrantholder under the within Warrant with respect to such shares, and authorizes WorldSpace, Inc., or any of its officers, to make such transfer on the books of WorldSpace, Inc. maintained for such purpose, with full power of substitution in the premises. This sale, assignment and transfer has been previously approved in writing by WorldSpace, Inc. The portion of the Warrant being transferred is [vested] [not vested] as of the date of transfer.

Dated:

Signature:

(Print Name)

(Street Address)

(City) (State) (Zip Code)

Signed in the Presence of: